Exhibit 99.(a)(3)
FORM OF NOTICE OF GUARANTEED DELIVERY
NOTICE OF GUARANTEED DELIVERY
Recommended Cash Offer
by
AstraZeneca UK Limited
for
Cambridge Antibody Technology Group plc
(not to be used for signature guarantees)

        THE OFFER WILL REMAIN OPEN FOR ACCEPTANCE DURING THE INITIAL OFFER PERIOD. THE INITIAL OFFER PERIOD FOR ACCEPTANCES AND WITHDRAWALS WILL EXPIRE AT 3:00 P.M. (LONDON TIME), 10:00 A.M. (NEW YORK CITY TIME), ON JUNE 21, 2006, UNLESS EXTENDED TO A LATER CLOSING DATE. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF CAMBRIDGE ANTIBODY TECHNOLOGY GROUP PLC (“CAT”) SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCE OF THE OFFER FROM THE DATE OF THE OFFER DOCUMENT UNTIL THE SPECIFIED TIME ON THE LAST DAY OF THE INITIAL OFFER PERIOD, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.
      As set forth in Part C of Appendix I, “Acceptance Forms” of the Offer Document dated May 23, 2006, of AstraZeneca UK Limited, a limited company incorporated under the laws of England and Wales (“AstraZeneca”), relating to the Offer by AstraZeneca to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the Acceptance Forms (as defined in the Offer Document), all of the issued and to be issued ordinary shares, nominal value £0.10 each (“CAT Shares”), of CAT and all of the issued American Depositary Shares (“CAT ADSs”), each representing one CAT Share and evidenced by American Depositary Receipts (“CAT ADRs”), this form or one substantially equivalent hereto must be used for acceptance of the Offer in respect of CAT ADSs, if CAT ADRs evidencing CAT ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach The Bank of New York, in its capacity as the tender agent for the Offer in respect of CAT ADSs (the “Tender Agent”), prior to the expiration of the Offer. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Tender Agent and must include a signature guarantee by an Eligible Institution in the form set out herein. Certain terms used herein but not defined herein shall have the respective meaning assigned to them in the Offer Document.

The Tender Agent is:
THE BANK OF NEW YORK

By Mail: The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	By Hand or Overnight Delivery: The Bank of New York Tender & Exchange Department — 11 West 101 Barclay Street Receive and Deliver Window — Street Level New York, NY 10286

For Notice of Guaranteed Delivery	For Notice of Guaranteed Delivery

Facsimile Transmission for Eligible Institutions: (212) 815-6433	To Confirm Facsimile Transmission Only: (212) 815-6212
      Delivery of this instrument to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery to the Tender Agent.
      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
      Acceptance of the Offer in respect of CAT Shares may not be made with this form.
      The Offer is made solely by AstraZeneca and neither Goldman Sachs International nor Goldman, Sachs & Co. nor any of their affiliates is making the Offer in the United States. Georgeson Shareholder Ltd. (the “U.S. Information Agent”) has been appointed as information agent for the Offer in respect of CAT ADSs. Goldman, Sachs & Co. has been appointed as Dealer Manager by CAT in the United States. Any questions you may have with respect to the ways in which CAT ADSs may be tendered in the Offer should be directed to the U.S. Information Agent toll free in the United States at (866) 767-8962.
      This document should not be forwarded or transmitted in or into any jurisdiction where to do so would constitute a violation of the relevant laws in such jurisdiction.

Ladies and Gentlemen:
      The undersigned accepts the Offer in respect of CAT ADSs upon the terms and subject to the conditions set forth below pursuant to the Guaranteed Delivery Procedure set out in Part C of Appendix I, “Acceptance Forms” of the Offer Document.
      The undersigned understands that the acceptance of the Offer in respect of CAT ADSs pursuant to the Guaranteed Delivery Procedures will not be treated as a valid acceptance for the purpose of satisfying the Acceptance Condition. See Part C of Appendix I, “Acceptance Forms” of the Offer Document. To be counted towards satisfaction of the Acceptance Condition, prior to the expiration of the Initial Offer Period, the CAT ADRs evidencing such CAT ADSs must be received by the Depositary (or, in the case of CAT ADSs held in book-entry form, timely confirmation of the book-entry transfer of such CAT ADSs into the Depositary’s account at a Book-Entry Transfer Facility as described in Part C of Appendix I, “Acceptance Forms” of the Offer Document), together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message) and any other required documents.

Number of CAT ADSs

Name(s) of Record Holder(s) (Please Type or Print)

CAT ADR No(s). (if available)
CAT ADSs will be tendered by:

Address(es) (include Zip Code)

If CAT ADSs will be tendered by book-entry transfer, check box:☐

Area Code(s) and Telephone Number(s)

The Depository Trust Company	Signature(s)

Account Number

Dated , 2006

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned participant in the Securities Transfer Association Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program hereby guarantees that the undersigned will deliver to the Depositary either CAT ADRs evidencing CAT ADSs with respect to which the Offer is being accepted hereby, in proper form for transfer, or confirmation of the book-entry transfer of such CAT ADSs into the Tender Agent’s account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, all within three NASDAQ trading days after the date hereof.

Name of Firm, Agent or Trustee	Authorized Signature

Name:

(Please Type or Print)

Title:

Address (include Zip Code)	(Please Type or Print)

Dated , 2006

Area Code and Telephone Number
NOTE: DO NOT SEND CAT ADRs WITH THIS FORM; CAT ADRs SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

4